Exhibit 99.1
ROBERTS REALTY INVESTORS, INC.

CONTACT:	FOR IMMEDIATE RELEASE
Charles S. Roberts	June 23, 2011
President

Telephone:	(770) 394-6000
Fax:	(770) 551-5914
ROBERTS REALTY INVESTORS, INC.
RENEWS $8,175,000 LOAN
ATLANTA, GA — Roberts Realty Investors, Inc. (NYSE Amex: RPI) announces it has renewed an $8,175,000 loan on its Peachtree Parkway land with Wells Fargo Bank and extended the maturity date to July 31, 2012. Peachtree Parkway is zoned for 292 apartments and is located in Peachtree Corners, Georgia directly across from the Forum, an exclusive 580,000 square foot lifestyle shopping center.
Mr. Charles S. Roberts, the company’s President and CEO, stated, “We are pleased to announce the extension of this loan through July 2012. We appreciate and value our long relationship with Wells Fargo and its predecessors and the confidence they have shown in us.”
Roberts Realty Investors, Inc. is a self-administered, self-managed equity real estate investment trust based in Atlanta.